EXHIBIT 21
HUMANA INC.
SUBSIDIARY LIST

ARKANSAS

1.	Humana Regional Health Plan, Inc.

CALIFORNIA

1.	Humana EAP and Work-Life Services of California, Inc.

2.	Humana Health Plan of California, Inc.

CONNECTICUT

1.	SeniorBridge Family Companies (CT), Inc.

DELAWARE

1.	Atlantis Physician Group, LLC

2.	CDO 1, LLC

3.	CDO 2, LLC

4.	CompBenefits Corporation

5.	CompBenefits Direct, Inc.

6.	Emphesys, Inc.

7.	Go365, LLC

8.	Health Value Management, Inc.

9.	HUM Provider Holdings, LLC

10.	Humana at Home, Inc.

11.	Humana Digital Health and Analytics Platform Services, Inc.

12.	Humana Government Business, Inc.

13.	Humana Inc.

14.	Humana Innovation Enterprises, Inc.

15.	Humana Pharmacy, Inc.

16.	Humana Veterans Healthcare Services, Inc.

17.	Humana WellWorks LLC

18.	HumanaDental, Inc.

19.	MCCI Group Holdings, LLC

20.	MCCI Holdings, LLC

21.	North Region Providers, LLC

22.	Primary Care Holdings, Inc.

23.	Primary Care Holdings II, LLC

24.	Primary Care Specialists of the Palm Beaches, LLC

25.	Transcend Population Health Management, LLC

26.	Transcend Population Health Management II, LLC

FLORIDA

1.	154th Street Medical Plaza, Inc.

2.	54th Street Medical Plaza, Inc.

3.	American Eldercare of North Florida, LLC

4.	American Eldercare, Inc.

5.	CAC Medical Center Holdings, Inc.

6.	CAC-Florida Medical Centers, LLC

7.	Care Partners Home Care, LLC

8.	CarePlus Health Plans, Inc.

9.	CompBenefits Company

10.	Complex Clinical Management, Inc.

11.	Continucare Corporation

12.	Continucare MDHC, LLC

13.	Continucare Medical Management, Inc.

14.	Continucare MSO, Inc.

15.	Family Physicians of Winter Park, Inc.

16.	FPG Acquisition Corp.

17.	FPG Acquisition Holdings Corp.

18.	FPG Holding Company, LLC

19.	FPG Senior Services, LLC

20.	HUM-e-FL, Inc.

21.	Humana At Home 1, Inc.

22.	Humana Dental Company

23.	Humana Health Insurance Company of Florida, Inc.

24.	Humana Medical Plan, Inc.

25.	MCCI Specialty, LLC

26.	MCCI/Lifetime of Aventura, LLC

27.	METCARE of Florida, Inc.

28.	Metropolitan Health Networks, Inc.

29.	Naples Health Care Specialists, LLC

30.	Nursing Solutions, LLC

31.	Partners in Integrated Care, Inc.

32.	RMA Medical Centers of Florida, LLC

33.	RMA Medical Group of Florida, LLC

34.	SeniorBridge Family Companies (FL), Inc.

35.	SeniorBridge-Florida, LLC

GEORGIA

1.	Humana Employers Health Plan of Georgia, Inc.

ILLINOIS

1.	CompBenefits Dental, Inc.

2.	Dental Care Plus Management, Corp.

3.	Humana Benefit Plan of Illinois, Inc.

4.	Humana Healthcare Research, Inc.

INDIANA

1.	SeniorBridge Family Companies (IN), Inc.

KENTUCKY

1.	516-526 West Main Street Condominium Council of Co-Owners, Inc.

2.	CHA HMO, Inc.

3.	CHA Service Company

4.	Humana Active Outlook, Inc.

5.	Humana Health Plan, Inc.

6.	Humana Insurance Company of Kentucky

7.	Humana MarketPOINT, Inc.

8.	Humana Pharmacy Solutions, Inc.

9.	Humco, Inc.

10.	Preservation on Main, Inc.

11.	The Dental Concern, Inc.

LOUISIANA

1.	Humana Health Benefit Plan of Louisiana, Inc.

MICHIGAN

1.	Humana Medical Plan of Michigan, Inc.

MISSOURI

1.	SeniorBridge Family Companies (MO), Inc.

NEW YORK

1.	Harris, Rothenberg International Inc.

2.	Humana Health Company of New York, Inc.

3.	Humana Insurance Company of New York

4.	SeniorBridge Family Companies (NY), Inc.

OHIO

1.	Humana Health Plan of Ohio, Inc.

2.	Hummingbird Coaching Systems LLC

PENNSYLVANIA

1.	Humana Medical Plan of Pennsylvania, Inc.

PUERTO RICO

1.	Humana Health Plans of Puerto Rico, Inc.

2.	Humana Insurance of Puerto Rico, Inc.

3.	Humana Management Services of Puerto Rico, Inc.

4.	Humana MarketPOINT of Puerto Rico, Inc.

TENNESSEE

1.	Cariten Health Plan Inc.

2.	PHP Companies, Inc.

3.	Preferred Health Partnership, Inc.

TEXAS

1.	CompBenefits Insurance Company

2.	DentiCare, Inc.

3.	Emphesys Insurance Company

4.	Humana At Home (Dallas), Inc.

5.	Humana At Home (Houston), Inc.

6.	Humana At Home (San Antonio), Inc.

7.	Humana At Home (TLC), Inc.

8.	Humana Behavioral Health, Inc.

9.	Humana Health Plan of Texas, Inc.

10.	Medical Care Consortium Incorporated of Texas

11.	ROHC, L.L.C.

12.	Texas Dental Plans, Inc.

UTAH

1.	Humana Medical Plan of Utah, Inc.

VERMONT

1.	Managed Care Indemnity, Inc.

WASHINGTON

1.	Arcadian Health Plan, Inc.

WISCONSIN

1.	CareNetwork, Inc.

2.	Humana Insurance Company

3.	Humana Wisconsin Health Organization Insurance Corporation

4.	HumanaDental Insurance Company

5.	Independent Care Health Plan